            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------
                             GIVE THE
FOR THIS TYPE OF ACCOUNT:    SOCIAL SECURITY
                             NUMBER OF--
---------------------------------------------
 1. Individual               The individual
 2. Two or more individuals  The actual owner
    (joint account)          of the account
                             or, if combined
                             funds, the first
                             individual on
                             the account(1)
 3. Custodian account of a   The minor(2)
    minor (Uniform Gift to
    Minors Act)
 4.a. The usual revocable    The grantor-
   savings trust account     trustee(1)
   (grantor is also
   trustee)
b. So-called trust account   The actual
   that is not a legal or    owner(1)
   valid trust under State
   law
 5. Sole proprietorship      The owner(3)
---------------------------------------------

                                        ------
                             GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:    IDENTIFICATION
                             NUMBER OF--
                                        ------
 6. Sole proprietorship      The owner(3)
 7. A valid trust, estate,   The legal
    or pension trust         entity(4)
 8. Corporate                The corporation
 9. Association, club,       The organization
    religious, charitable,
    educational, or other
    tax-exempt
    organization
10. Partnership              The partnership
11. A broker or registered   The broker or
    nominee                  nominee
12. Account with the         The public
    Department of            entity
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments
                                        ------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security
Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding with respect to interest and dividend payments and broker transactions include the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 . A foreign government or any political subdivision, agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by ESOP.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including the exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage interest paid to you.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 2 OF THE FORM, RETURN IT TO THE PAYER, AND SIGN AND DATE THE FORM.

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia, to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.